UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	000-49987	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Slide Presentation on September 30, 2004
Shareholder Agreement dated 9/29/2004

Item 7.01. Regulation FD Disclosure

     ConocoPhillips is hereby furnishing a the slide presentation to be used by certain executive officers of ConocoPhillips when they speak to the various members of the financial and investing community on September 30, 2004. The presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in Item 7.01 and Exhibit 99.1 of Item 9.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibit 99.1 of Item 9.01 will not be incorporated by reference into any registration statement filed by ConocoPhillips under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by ConocoPhillips that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of ConocoPhillips or any of its affiliates.

Item 8.01. Other Events

     In connection with our acquisition of a 7.59% ownership interest in LUKOIL, we have entered into a Shareholder Agreement with LUKOIL. The Shareholder’s Agreement is filed as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1	Slide presentation given by certain executive officers of ConocoPhillips on September 30, 2004.

99.2	Shareholder Agreement, dated September 29, 2004, by and between LUKOIL and ConocoPhillips.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Stephen F. Gates
September 30, 2004	Stephen F. Gates
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Slide presentation given by certain executive officers of ConocoPhillips on September 30, 2004.
99.2	Shareholder Agreement, dated September 29, 2004, by and between LUKOIL and ConocoPhillips.